Exhibit 23


                        CONSENT OF INDEPENDENT ACCOUNTANT





         I consent to the incorporation by references in the registration statement of GPU, Inc. on Forms S-8 (File Nos. 33-32326 and 33-51037) of my report dated May 28, 1999 on my audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3 as of December 31, 1998 and 1997 and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                           John Milligan, CPA














105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 24, 1999